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                                                                    Exhibit 99.1

[LOGO FOR VELOCITA]

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FOR IMMEDIATE RELEASE
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                 VELOCITA TO PROVIDE DOCUMENTS CONCERNING GLOBAL
                                CROSSING TO SEC


FALLS CHURCH, VA, FEBRUARY 22, 2002 - Velocita Corp. announced that it has received a third-party subpoena from the United States Securities and Exchange Commission seeking documents in connection with the SEC's investigation of Global Crossing Ltd.

The company intends to cooperate fully with the SEC's request for such documents.

ABOUT VELOCITA

Velocita Corp. (www.velocita.com), based in the greater Washington, D.C. area, is a nationwide broadband networks provider serving communications carriers, Internet service providers, and corporate and government customers. Founded in 1998 as a facilities-based provider of fiber optic communications infrastructure, Velocita has agreements with AT&T to construct approximately half of AT&T's nationwide next generation fiber optic network of the future. These construction agreements with AT&T serve as the foundation for Velocita, formerly known as PF.Net, to grow and expand its own network, as well as add service offerings. Cisco Systems, Inc. provides all the optical and IP equipment to power Velocita's nationwide network. The Velocita network, currently expected to be substantially completed in 2002, will pass through 175 metropolitan areas including 40 of the top 50 MSAs, as well as most tier two and tier three markets.

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STATEMENTS MADE IN THIS DOCUMENT THAT ARE NOT HISTORICAL FACT ARE CONSIDERED
"FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REGARDING THE COMPANY'S PLANS, INTENTIONS AND EXPECTATIONS. SUCH STATEMENTS ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. THESE RISKS INCLUDE THE COMPANY'S ABILITY TO REMAIN IN COMPLIANCE WITH ITS CURRENT DEBT AGREEMENTS AND INDENTURE COVENANTS; OBTAIN ADDITIONAL CAPITAL AND FINANCING; EFFECTIVELY AND EFFICIENTLY MANAGE THE COMPLETION OF ITS FIBER NETWORK; AND SELL OR SWAP DARK FIBER OR LEASE HIGH-VOLUME CAPACITY ON ITS FIBER NETWORK; AND OTHER FACTORS, A FAILURE OF ANY OF WHICH MAY SIGNIFICANTLY DELAY OR PREVENT COMPLETION OF THE COMPANY'S FIBER NETWORK, WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON ITS FINANCIAL CONDITION AND RESULTS OF OPERATIONS. A MORE EXTENSIVE DISCUSSION OF THE RISK FACTORS THAT COULD IMPACT THESE AREAS AND THE COMPANY'S OVERALL BUSINESS AND FINANCIAL PERFORMANCE CAN BE FOUND IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. GIVEN THESE CONCERNS, INVESTORS AND ANALYSTS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT EVENTS AND CIRCUMSTANCES OCCURRING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

VELOCITA MEDIA/INDUSTRY ANALYST CONTACT:     VELOCITA FINANCIAL ANALYST CONTACT:
Janis Langley                                Maureen Crystal
703-564-7277                                 703-564-6414
janis.langley@velocita.com                   maureen.crystal@velocita.com
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